SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2010 (August 27, 2010)

PRIMUS TELECOMMUNICATIONS GROUP,

INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2010, the Board of Directors (the “Board”) of Primus Telecommunications Group, Incorporated (“Group”) terminated the employment of K. Paul Singh, the then-current President and Chief Executive Officer of Group and its subsidiary Primus Telecommunications, Inc. (“PTI” and, together with Group, the “Companies”), and of Thomas R. Kloster, the then-current Chief Financial Officer of the Companies, in each case effective as of August 31, 2010 (the “Effective Date”). Both terminations were without “cause” (as defined in their applicable agreements with the Companies, as described below). According to Group’s Corporate Governance Guidelines, Mr. Singh is required to offer his resignation from Group’s Board of Directors in conjunction with his cessation of employment.

Also as of the Effective Date, the Board appointed John B. Spirtos, Group’s Lead Independent Director, to serve as Group’s Acting Chief Executive Officer, and appointed James Keeley, Group’s Vice President — Corporate Controller, to serve as Group’s Acting Chief Financial Officer. The Board intends to conduct searches to fill the permanent positions of Chief Executive Officer and Chief Financial Officer. Information regarding Messrs. Spirtos’ and Keeley’s respective age, business experience, employment history and related matters are included in Group’s definitive proxy statement for the annual meeting of shareholders held on July 30, 2010, which was filed with the Securities and Exchange Commission on June 14, 2010 (the “2010 Proxy Statement”) (as updated, with respect to Mr. Spirtos, in Group’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2010).

Group and Mr. Singh are parties to an Executive Employment Agreement dated April 26, 2007, pursuant to which, as a result of the termination of Mr. Singh’s employment, Group is required to make certain severance payments and provide certain other severance benefits, as described in the 2010 Proxy Statement. In addition, Mr. Singh may be entitled to continued vesting of a portion of the restricted stock units granted to Mr. Singh pursuant to a Restricted Stock Unit Agreement dated July 2, 2009, and of the non-qualified stock options to purchase shares of Group common stock granted to Mr. Singh pursuant to a Nonqualified Stock Option Agreement dated July 1, 2009, in each case pursuant to the terms of those agreements (as described in the 2010 Proxy Statement).

PTI and Mr. Kloster are parties to a Separation Agreement dated July 1, 2009, which was approved as part of the Companies’ prior bankruptcy proceeding, pursuant to which, as a result of the termination of Mr. Kloster’s employment, PTI is required to make certain severance payments and provide certain other severance benefits, as described in the 2010 Proxy Statement, subject to Mr. Kloster’s execution of a general release of claims and continued compliance with certain restrictive covenants. In addition, Mr. Kloster may be entitled to continued vesting of a portion of the restricted stock units granted to Mr. Kloster pursuant to a Restricted Stock Unit Agreement dated July 2, 2009, and of the non-qualified stock options to purchase shares of Group common stock granted to Mr. Kloster pursuant to a Nonqualified Stock Option Agreement dated July 1, 2009, in each case pursuant to the terms of those agreements (as described in the 2010 Proxy Statement).

Item 8.01 Other Events.

On September 2, 2010, Group issued a press release regarding the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release by Primus Telecommunications Group, Incorporated, dated September 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: September 2, 2010	By:	/s/ James C. Keeley
James C. Keeley
Vice President — Corporate Controller and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release by Primus Telecommunications Group, Incorporated, dated September 2, 2010